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                        MILWAUKEE INSURANCE GROUP, INC.
             803 WEST MICHIGAN STREET, MILWAUKEE, WISCONSIN 53233

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Daniel R. Doucette and Daniel A. Riedl, and each of them, as Proxies, each with the power to appoint his substitute; and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Milwaukee Insurance Group, Inc. (the "Company") held of record by the undersigned on August 25, 1995, at the Special Meeting of Shareholders to be held on September 27, 1995 and at any adjournment thereof.

1 On the proposal to approve the merger ("Merger") of the Company with a wholly-owned subsidiary of Trinity Universal Insurance Corporation pursuant to an Agreement and Plan of Merger dated August 17, 1995, as described in the accompanying proxy statement.

     [_]  FOR the Merger       [_]  AGAINST the Merger       [_]  ABSTAIN

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2    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

               (Continued and to be signed on the reverse side)
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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER.

                             Dated                                    1995
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                                                Signature

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                                        Signature if held jointly

                             (Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, personal representative, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE